EXHIBIT 16.1

                              SALES AGENT AGREEMENT

      This AGENT AGREEMENT (the "Agreement") is made and entered into this 29th day of March, 2005, by and between NeoMedia Micro Paint Repair, Inc., a Nevada corporation (hereinafter referred as the "Company"), and Restex, Inc., a Texas corporation, or, a sole proprietorship (in either case, hereinafter referred to as the "Agent").

      WHEREAS, the Company is engaged in the development, manufacture, production, sale and distribution of chemicals and paints for use in application on automobiles and accessories related thereto;

      WHEREAS, the Company has developed methods, procedures, processes and specifications for the application of chemicals and paints (the "System");

      WHEREAS, the Agent realizes that the System represents a unique proprietary process and desires to market and sell the System and related products, and the Company desires to engage the Agent to market and sell the System and related products, subject to the territorial and other restrictions contained in this Agreement; and

      WHEREAS, concurrent with and in consideration of the execution of this Agreement, Agent has signed a Confidentiality and Non-Competition Agreement in the form attached hereto as Exhibit B (the "Confidentiality and Non-Competition Agreement").
      NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1.    Representative

       Subject to the terms and conditions contained in this Agreement, the Company appoints the Agent as the Company's Sales Representative and Agent accepts the appointment.

      2.    Territory and Products

            a) Agent will represent the Company on a non-exclusive basis in the territory described on Exhibit C attached hereto (the "Territory.")

            b) Agent will have the right to receive orders for the Company in the Territory for the System at the prices described on Exhibit A, which prices may be changed in the sole judgment of the Company by written communication to Agent.


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      3.    Commissions

            a) Commissions will be paid on all sales of the System to customers (other than the Agent) in the Territory, provided that the Company has first received payment in full for the System.

            b) The commission rates applicable to sales of the System will be determined in accordance with the rates set forth in Exhibit D attached hereto (the "Commission Schedule"). The Commission Schedule shall apply only to sales of the System at then-current retail list prices.

            c) Commissions payable to Agent pursuant to Section 3(b) shall be paid as outlined Exhibit E attached hereto. Commissions are payable only on amounts actually collected from a customer. Commissionable revenue shall not include: (i) taxes paid or owed; (ii) any customer discount, credit or allowance (unless for prepayments); (iii) transportation and shipping, and (iv) all related charges.

            d) If returns, cancellations, allowances or refunds are made with respect to a System on which commissions have been paid to the Agent, the Company may deduct from future commissions payable to Agent the commissions paid on the returned System or allocable to the cancelled, allowed or refunded amount. In the event of any termination of this Agreement prior to any such set-off, Agent shall be provided with written notice by the Company within five (5) business days of termination of any amount due and shall pay such amount to the Company within five (5) business days of the receipt of such notice.

      4.    Duties of Agent

            The Agent shall, subject to the terms and conditions of this
Agreement:

            a) Use its best efforts to promote the sale of the System in the Territory, using appropriate and pre-approved marketing and adverstising campaigns, and to devote such time and resources as is necessary to cover the market properly in the Territory. The Agent may use, without prior written approval of the Company, any advertising material distributed to the Agent by the Company provided such material is used in an unaltered manner.

            b) Furnish the Company with such forecasts of anticipated System sales as the Company may request from time to time.

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            c)     Use its best efforts prior to making contacts with
                   prospective customers, but in any event as soon as thereafter, to register all such prospective customers with the Company by providing written notice containing the name of the prospective customer.

            d) During the term of this Agreement and for three (3) years thereafter, Agent shall keep all usual and proper entries and records relating to each System or related product ordered at the address specified on the signature page hereto. Upon three (3) days notice and during business hours, the Company may make inquiries, copies of such entries and records and conduct inspections to ensure compliance by the Agent with the terms and conditions of this Agreement.

            e) Agent may employ third parties to meet its obligations hereunder; provided, however, Agent shall be solely responsible for any payments owed to such third parties and hereby agrees to indemnify and hold the Company harmless from any and all claims against the Company and expenses incurred by the Company caused by Agent in this regard, including, but not limited to, any claims for a commission, fee or expense by an individual or entity alleging a relationship with Agent. This provision shall survive any termination or expiration of this Agreement.

            f) During the term of this Agreement, Agent agrees that it shall not offer or sell any goods which are competitive with, the same as, or similar to any of the System or products related to the System, or promote or advertise any such System or goods without the Company's prior written consent,  which  may  be  withheld  for  any  reason  in  the
                   Company's  sole  discretion.   Agent  hereby  represents  and
                   warrants that neither Agent, nor its principals or employees, is a party to any non-compete, confidentiality or non-disclosure agreement that is inconsistent with Agent's duties under this Agreement. Agent shall ensure full compliance with any such agreements and hereby agrees to indemnify and hold the Company harmless from any and all claims or damages it may suffer resulting from Agent's breach or alleged breach of any such agreement. This provision shall survive any expiration or termination of this Agreement.

            g) Agent shall solicit orders and complete contracts for signature by the Company, at the Company's then-current retail list price described in Exhibit A, which may be changed from time to time. The Company shall have the absolute right to establish the prices, charges, terms and conditions governing the sale or licensing of the System. The Company may adjust the retail prices of its System and related products at any time, and will endeavor to so notify Agent. Agent shall not deviate from the then-current retail list price of the System, without the prior written consent of the Company setting forth a revised Commission Schedule. It shall be the responsibility of Agent to ensure that a Commission Schedule is agreed upon in writing prior to offering the System at prices which deviate from the then-current retail list price.

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            h)     Orders for the System solicited by Agent shall be promptly forwarded to the Company. No order will be binding upon the Company until accepted by the Company in writing and Agent shall so advise all customers prior to taking the order.

            i) Within fifteen (15) days after the end of each calendar month, Agent shall provide the Company with a report describing all aspects of Agent's efforts during such month, including the prospective customers contacted.

            j) Agent shall make such filings and take such action as may be required to qualify to do business under all applicable state and local laws in order to perform the services contemplated by this Agreement on behalf of Company.

            k) Agent shall place all orders with the Company on such forms, using such contacts and in accordance with such procedures as the Company shall establish from time to time. The Company shall have the right for any reason in its sole discretion to reject any order placed by Agent, including, without limitation, orders placed by customers which the
                   Company in its judgment deems financially or otherwise unsuitable. Agent agrees that it shall advise prospective customers of the Company's said right to reject orders and shall not purport to bind the Company prior to the Company's acceptance of such orders. The Company agrees that it shall notify and consult with Agent regarding proposed rejections. Payment terms for any sales of the System or related products pursuant to this Agreement shall be as described on Exhibit E atttached hereto.

            l) Keep confidential and treat as trade secrets all information disclosed to the Agent by the Company concerning the System and any training techniques.

      5.    Authority

       Agent has no authority to make any warranties or representations on behalf of, or in the name of, the Company or to enter into contracts or to create obligations binding on the Company.

      6.    Liability Insurance

       Agent will, during the term of this Agreement, maintain public liability insurance and motor vehicle insurance in amounts and with companies satisfactory to the Company and will from time to time, as requested by the Company, furnish to the Company certificates of insurance evidencing such coverage.

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      7.    Indemnification; Limitation of Liability

       Agent agrees to indemnify the Company against, and to hold the Company harmless from, any and all damages, costs and expenses, or any kind whatsoever, including, but not limited to, attorney fees, brought against the Company as a result of any and all claims, proceedings, suits or causes of action (collectively, the "Claims") brought or alleged by any party or parties arising out of the acts or ommissions of Agent, other than:

            a) acts or ommissions expressly authorized or ratified by the Company in writing;

            b) claims with respect to a breach of any warranty, if any, made by the Company with respect to the System or any related products; and

            c) claims that the Products as manufactured and identified in commerce by the Company infringe a trademark or patent.

      Whether such Claims are based on contract, negligence, tort, strict liability, product liability or otherwise, the Company may enforce its indemnity rights through the withholding of commissions as well as through any other remedies available at law or in equity. The Company agrees to indemnify the Agent against, and hold the Agent harmless from, any and all damages, costs and expenses including attorney's fees, caused to the Agent as a result of any of the matters described in Sections 7(a) through (c) above. The Company shall not be obligated or liable for any injury or death of any person or damage to any property caused by the Agent's or its affiliate's action, failure to act, negligence or willful conduct, nor for any liability of the Agent or its affiliates, whether or not the same be covered by insurance arranged pursuant to this Agreement. REGARDLESS OF THE BASIS OF RECOVERY CLAIMED, WHETHER UNDER ANY CONTRACT (INCLUDING CONTRACTUAL INDEMNIFICATION OBLIGATIONS HEREUNDER), WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF CONTRIBUTION OR ANY OTHER THEORY OF LIABILITY, OR WHETHER THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT WILL THE COMPANY BE LIABLE TO THE AGENT OR ANY OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR SIMILAR DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF DIRECT OR INDIRECT PROFITS, REVENUE OR ECONOMIC LOSS ARISING OUT OF THE PROVISION (OR FAILURE TO PROVIDE) THE PRODUCTS OR THE SYSTEM PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL THE COMPANY'S LIABILITY EXCEED THE AGGREGATE AMOUNT OWED OR PAYABLE AS A COMMISSION TO AGENT BY THE COMPANY HEREUNDER. THE AGENT ACKNOWLEDGES THAT THE COMPANY RELIES ON THE FOREGOING LIMITATION OF LIABILITY IN ITS OVERALL ECONOMIC ASSESSMENT OF ENTERING INTO RELATIONSHIPS SUCH AS THAT CONTEMPLATED BY THIS AGREEMENT AND THAT IT CONSTITUTES A MATERIAL INDUCEMENT FOR THE COMPANY'S ABILITY TO PROVIDE THE PRODUCTS AND THE SYSTEM TO CUSTOMERS LOCATED BY AGENT AS SET FORTH HEREIN.

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      8.    No License

      The Agent acknowledges and agrees that no rights are granted to it by the Company herein or hereby for the use of any of the Company's proprietary marks and that no goods or services, including, but not limited to, the System and related products, will be sold pursuant to any such license or in connection with the license to the Agent of any of the Company's proprietary marks.

      9.    Independent Contractor

            a) The Agent is and will at all times remain an independent contractor and is not and shall not represent itself to be the agent, franchisee, joint venturer, partner or employee of the Company, or to be related to the Company other than as an independent contractor. The Agent shall make no representations and shall not take any actions which could establish any apparent relationship of agency, franchise, joint venture, partnership or employment, and the Company shall not be bound in any manner whatsoever by any agreements, warranties or representations made by the Agent to any other person nor with respect to any other action of the Agent. The Agent shall not establish any bank account, make any purchase, apply for any loan or credit or incur or permit any obligation to be incurred in the name or on the credit of the Company.

            b) All expenses and disbursements incurred by Agent in connection with this Agreement will be borne wholly and completely by the Agent. Agent will have the right to appoint and will be solely responsible for Agent's own salesmen, employees, agents and representatives, who will be at Agent's own risk, expense and supervision and who will not have any claim against the Company for compensation or reimbursement.

            c) Agent will be responsible for payment of all taxes, including federal, state and local taxes arising out of Agent's activities in connection with this Agreement, including, without limitation, federal and state income tax, social security tax, unemployment insurance taxes and any other taxes or business license fees required.

      10.   Term and Termination

       The term of this Agreement shall be for a period of one (1) year, commencing on the date of the full execution of this Agreement. If not terminated as set forth below, this Agreement shall automatically renew and remain in effect on a year to year basis. The Agreement may be terminated earlier as follows:

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            a)     The Company may terminate this Agreement at any time for any reason upon giving at least thirty (30) days prior written notice to the Agent, and this Agreement will terminate on the date (hereinafter, the "Termination Date") set forth in the written notice of termination.

            b) The Agent may terminate this Agreement for any reason upon giving at least sixty (60) days prior written notice to the Company, and this Agreement will terminate on the Termination Date.

            c)     The Company may terminate this Agreement without notice if:
                   (i) Agent is in default of any of its obligations and duties under this Agreement; or (ii) Agent files bankruptcy, becomes insolvent or makes an assignment for the benefit of creditors.

      11.   Commissions Upon Termination

       On termination, commissions will be paid to Agent (on the Company's receipt of payment by the applicable customer) for the sale of all Systems and related products for which orders were shipped by the Company prior to the Termination Date, subject, however, to the Company's right to apply unpaid commissions due Agent to damages, costs or expenses suffered by the Company as a result of Agent's conduct. If a blanket order is existing, the Agent shall receive commissions on sales made pursuant to such an order only if such orders are actually paid to the Company on or before the termination of this Agreement.

      12.   Return of Company Books and Records

       Documents given to or prepared by Agent which pertain to the Company's business or to the System and related products remain the property of the Company, irrespective of whether such documents relate to or contain Confidential Information (as defined in the Confidentiality and Non-Competition Agreement). Upon any termination of this Agreement, Agent agrees: (a) to return all such documents to the Company; (b) not to make or take copies thereof without the prior written consent of the Company; and (c) within ten (10) days after the written request of the Company, Agent shall certify in writing that, except as set forth in this Agreement, all of the Confidential Information of the Company has been delivered to such party or has been destroyed or rendered unusable.

      13.   Remedies

       Notwithstanding any other provision of this Agreement, the parties hereto understand and agree that the remedy of indemnity payments provided herein and other remedies at law would be inadequate in the case of any breach of the provisions of the Confidentiality and Non-Competition Agreement or this Agreement, and the parties hereto agree that any party hereto will be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such provisions. Each party will be entitled to all remedies available at law or in equity for the other party's default in the performance of this Agreement. The rights and remedies of each party shall be cumulative and not mutually exclusive.

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      14.   Severability

       If any clause or provision herein is judged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it will not affect the validity of any other cause or provision which will remain in full force and effect.

      15.   Governing Law

       This Agreement and all matters concerning its interpretation, performance and enforcement hereof shall be governed in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof. The Company and Agent irrevocably submit to the jurisdiction of federal and state courts of Florida with respect to any action arising out of this Agreement and waive any objection they may have to either the jurisdiction of or venue in such courts.

      16.   Complete Agreement; Counterparts

       This Agreement constitutes the entire Agreement between the parties hereto relating to the specific subject matter hereof. There are no agreement terms, obligations, covenants, representations, statements or conditions other than those contained herein. No variation or modification of this Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same Agreement. This Agreement shall become effective when one or more sets of counterparts have been signed, including by facsimile signature, by each of the parties hereto and delivered to the other party hereto, it being understood that both parties need not sign the same counterpart. For purposes hereof, delivery shall be deemed effective upon exchange of signed copies of this Agreement by facsimile. Each party hereto agrees to deliver promptly thereafter originally signed counterparts of this Agreement to the other party.

      17.   Waiver

       The failure by any party to exercise or enforce any of the terms or conditions of this Agreement will not constitute or be deemed to waive that party's rights hereunder to enforce each and every term and condition of this Agreement.

      18.   Assignment

       Neither this Agreement nor any rights or obligations hereunder may be assigned by Agent without first receiving prior written consent of the Company. The Company may freely assign this Agreement and any rights or obligations hereunder without first receiving prior written consent of the Agent.

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      19.   Notices

       All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier or telecopier with proof of delivery or mailed by registered or certified mail (return receipt requested) to the parties hereto at the addresses specified on the signature page hereto (or at such other address for a party hereto as shall be specified by like notice). Any notice that is delivered personally shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is delivered by overnight courier or facsimile in the manner provided herein shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the next business day after delivery to the courier or transmission. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

       20.  Confidentiality and Non-Competition Agreement

       Within seven (7) business days of the execution of this Agreement, Agent shall require any and all of its managers, employees, agents, directors, officers, partners, members, affiliates or independent contractors having access to any Confidential Information of the Company or to the System to (a) execute a copy of the Confidentiality and Non-Competition Agreement, and (b) provide such Confidentiality and Non-Competition Agreement to the Company. Failure to comply with this Section 20 shall constitute breach of this Agreement and shall allow the Company to terminate this Agreement immediately with no consequences to the Company whatsoever.

       21.  No Reverse Engineering

       The Agent acknowledges that the formula of each of the products and of all of the chemicals used in connection with the System is a trade secret and covenants and agrees that it shall not, directly or indirectly, during the term of this Agreement or at any time thereafter, take any steps to reproduce, reverse engineer or otherwise ascertain the formulas for such chemicals and paints and products, nor shall it attempt to manufacture or produce such chemicals, paints and roducts or to obtain such chemicals, paints and roducts from any person whatsoever other than a person authorized to sell such chemicals, paints or roducts to the Agent pursuant to this Agreement. No tests of the chemicals, paints or roducts shall be performed by the Agent, whether during the term of this Agreement or at any time thereafter.

                     [The next page is the signature page]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEOMEDIA MICRO PAINT REPAIR, INC.


By:  /s/ Charles T. Jensen                           By:  /s/ Gary Reston
Name:  Charles T. Jensen                             Name:  Gary Reston
Title:  President & CEO                              Title: Owner/CEO
#1-343 Forge Road, S.E.
Calgary, Alberta, Canada T2H0S9
Attention:  Stanton Hill, Director of Operations
Facsimile:  (403) 258-3245                            Facsimile:  (___) ___-____

and

2201 Second Street
Suite 402
Fort Myers, Florida 33901
Attention:  Charles T. Jensen, President
Facsimile:  (239) 337-3668

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